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                                                                    EXHIBIT 99.1


[WHITEHALL LOGO]
                                                      NEWS RELEASE


                                 For:              Whitehall Jewellers, Inc.
                                 Contact:          John R. Desjardins
                                                   Executive Vice President,
                                                   Chief Financial Officer
FOR IMMEDIATE RELEASE                              TX: 312/762-9751


      WHITEHALL JEWELLERS ANNOUNCES THE RESIGNATION OF M. BROWN, EVP


CHICAGO, ILLINOIS, December 2, 2004 -- Whitehall Jewellers, Inc. (NYSE:JWL) today announced that Manny A. Brown has resigned as Executive Vice President of the Company effective December 17, 2004. Mr. Brown's duties will be assumed on an interim basis by Cindy Baier, the President and Chief Operating Officer of the Company, whose hiring was announced yesterday.

"The Company thanks Manny for his many years of service," said Hugh M. Patinkin, Chairman and Chief Executive Officer of Whitehall Jewellers. "We wish him well in his future endeavors."


ABOUT WHITEHALL JEWELLERS

Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 386 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.